Exhibit 4.2








                                                         CONFORMED COPY





                                SUNAMERICA INC.




                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    Trustee




                                 ____________




                            SUPPLEMENTAL INDENTURE

                           Dated as of June 28, 1993

              Supplementing Indenture Dated as of April 15, 1993




                                 ____________











               SUPPLEMENTAL INDENTURE dated as of June 28, 1993, between SunAmerica Inc., a Maryland corporation (the "Issuer"), and The First National Bank of Chicago, a national banking association (the "Trustee"),

                             W I T N E S S E T H :

               WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a certain Indenture dated as of April 15, 1993 (the "Indenture") providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the Indenture; and

          WHEREAS, because of an error, the Indenture as executed does not correctly reflect the address of the trustee; and

               WHEREAS, the parties hereto desire to enter into this Supplemental Indenture for the purpose of amending the terms of the Indenture, as permitted in accordance with Section 8.1 of the Indenture, to correct this defect;

               NOW, THEREFORE:

               In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

               Section 1. Corporate Trust Office. The address listed for the Corporate Trust Office set forth in Section 1.1 shall be amended by substituting the words "County of Cook, the city of Chicago" for the words "County of Los Angeles, the city of Los Angeles".

               Section 2.  New York Law to Govern.  This Supplemental
Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

               Section 3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               Section 4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.




               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                    SUNAMERICA INC.


                                    By   /s/ James R. Belardi
                                         --------------------
                                    Title: Senior Vice President


Attest:


By  /s/ Susan L. Harris
    -------------------
   Title: Vice President


                                             THE FIRST NATIONAL BANK
                                               OF CHICAGO,
                                                 as Trustee

                                             By  /s/ R. D. Manella
                                                ------------------
                                                Title: Vice President


Attest:


By  /s/  T. Marshall
   -----------------
   Title: Assistant Secretary



STATE OF CALIFORNIA             )
                                :  ss.:
COUNTY OF LOS ANGELES           )

               On this 28th day of June, 1993, before me personally came James
R. Belardi, to me known, who being by me personally sworn, did depose and say that he is the Senior Vice President of SunAmerica Inc., the corporation described in and on behalf of which he has executed the above instrument, and that he is authorized by said corporation to execute the same.


                                              Virginia N. Puzon
                                              -----------------
                                                 Notary Public



STATE OF ILLINOIS     )
                      :  ss.:
COUNTY OF COOK        )

               On this 28th day of June, 1993, before me personally came R. D. Manella, who being known personally to me, did depose and say that he is the Vice President of The First National Bank of Chicago, the national banking association described in and on behalf of which he has executed the above instrument, and that he is authorized by said national banking association to execute the same.



                                        Theresa DePalma
                                        ---------------
                                         Notary Public